UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

May 7, 2013

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA 02116

(Address of principal executive offices) (Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 7, 2013, we held our 2013 Annual Meeting of Stockholders. Only stockholders of record as of the close of business on March 25, 2013 were entitled to vote at the 2013 Annual Meeting. As of March 25, 2013, 49,396,338 shares of common stock were outstanding and entitled to vote at the 2013 Annual Meeting. At the 2013 Annual Meeting, 42,539,777 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum for the meeting.

The following three proposals, each of which are described in detail in our definitive proxy statement filed with the Securities and Exchange Common on April 5, 2013 (the “Proxy”) were before the meeting, and received the following votes:

Proposal 1: Election of Eight Directors to Serve until the 2014 Annual Meeting. The following individuals were elected to serve as directors of the Company:

Name of Director Nominees	For	Withheld	Broker Non-Votes
Charles N. Bralver	38,157,040	142,344	4,240,393
Timothy J. Conway	38,259,668	39,716	4,240,393
Bradley E. Cooper	38,260,857	38,527	4,240,393
Brian L.P. Fallon	38,157,040	142,344	4,240,393
Frank R. Noonan	38,157,040	142,344	4,240,393
Maureen P. O’Hara	38,273,063	26,321	4,240,393
Peter A. Schmidt-Fellner	38,272,399	26,985	4,240,393
Richard E. Thornburgh	38,241,795	57,589	4,240,393

Proposal 2: Approve on a Non-Binding, Advisory Basis the Executive Compensation. The stockholders approved, on a non-binding advisory basis, the executive compensation as disclosed in the Proxy.

For	Against	Abstain	Broker Non-Votes
37,931,870	355,518	11,996	4,240,393

Proposal 3: Ratification of the appointment of KPMG LLP as NewStar’s Independent Registered Public Accounting Firm for the 2013 Fiscal Year. The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

For	Against	Abstain	Broker Non-Votes
42,455,430	84,347	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL INC.

Date:	May 9, 2013	By:	/s/ JOHN KIRBY BRAY
John Kirby Bray
Chief Financial Officer